UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2016

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2016, BioCorRx Inc., a Nevada corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Trinity Compound Solutions Inc. ("Trinity" or "Seller") whereby the Company purchased the intellectual property and contractual rights of the Naltrexone Implant formula created by Dr. Jim Rowe of Australia, with the option to purchase other formulas from Trinity. The entry into the Agreement was reported on our Current Report on Form 8-K, filed with the SEC on July 7, 2015 (the "Prior 8-K").

As of the date of this Current Report, the Company and the Seller have not consummated the transactions contemplated by the Agreement and described in the Prior 8-K. Pursuant to that certain Termination of Asset Purchase Agreement, fully executed by the parties on April 15, 2016 (the "Termination Agreement"), the Company and the Seller have mutually determined to terminate the Agreement and their respective rights and obligations thereunder. Neither the Company nor the Seller will incur any penalties as a result of the termination of the Agreement.

The above is qualified in its entirety by the Termination Agreement, which is attached as Exhibit 10.1 this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Termination of Asset Purchase Agreement

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: April 18, 2016	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director